Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AdTheorent Holding Company, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated August 23, 2021, relating to the consolidated financial statements and schedules of AdTheorent Holding Company, LLC appearing in the Registration Statement on Form S-1 (File No. 333-262201) of AdTheorent Holding Company, Inc.

/s/ BDO USA, LLP

New York, New York

February 28, 2022